                             EMPLOYMENT AGREEMENT

     This Employment Agreement, herein referred to as "Agreement", is entered into as of January 2, 1996 by and between Joseph A. Huseonica of 1976 Palisades Terrace Drive, Lake Oswego, OR, herein referred to as Employee, and Acres Gaming, Inc., a Nevada corporation whose principal place of business is located at 815 NW 9th Street, Corvallis Oregon, herein referred to as Employer.

                                  RECITALS:

     WHEREAS Employer is engaged in the development, manufacture, and marketing of electronic casino, accounting, game monitoring and game promotion systems; and

     WHEREAS Employee is willing to be employed by Employer and Employer is willing to employ Employee on the terms, conditions and agreements hereinafter set forth.

     For the reasons set forth above, and in consideration of the mutual promises and agreements hereinafter set forth, Employer and Employee hereby agrees as follows:

                                 SECTION ONE
                                 EMPLOYMENT

     Employer hereby employs, engages and hires Employee as its President and Chief Operating Officer and Employee, hereby accepts and agrees to such hiring, engagement and employment subject to the advice, direction, regulations and supervision of Employer. Employee shall, subject to Employer's instructions and guidelines, perform such management, administrative and operational duties on behalf of Employer, as are customarily performed by one holding a comparable position as a chief operating officer in other businesses or enterprises as that engaged in by Employer.

     Employee shall also render such other and related services and duties as may be assigned to Employee from time to time by Employer's Board of Directors. Employer's Board of Directors shall have the absolute right to determine not only what specific duties shall be performed by the Employee but also the means and the manner by which those duties shall be performed. Employee agrees to fully and faithfully observe and comply with all of the rules, regulations, policies and procedures which may, from time to time, be issued by the Employer's Board of Directors; provided, however that in the event of an irreconcilable conflict between any such rule, regulation, policy or procedure and any term or provision of this Agreement, the terms and provisions of this Agreement shall govern.

                                  SECTION TWO
                            BEST EFFORTS OF EMPLOYEE

     Employee agrees that he will, at all times, faithfully, industriously, and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implied terms hereof, to the full and complete satisfaction of Employer's Board of Directors. Such duties shall be rendered in Benton County, Oregon and Clark County, Nevada, and at such other place or places as Employer's Board of Directors shall in good faith require or as the interests, needs, business or opportunities of the Employer shall require. Employee shall conduct himself at all times so as not to detract from, or reflect adversely upon, the reputation of the Employer. Employee shall also, at all times during and after the term of this Agreement, neither criticize nor negatively comment upon the Employer or the Employer's business.

                                 SECTION THREE
                              TERMS OF EMPLOYMENT

     The term of this Agreement shall be for an initial period of three years, commencing on January 2, 1996, and terminating on December 31, 1998, subject, however, to prior termination as hereinafter provided. This Agreement and the employment provided for hereunder shall automatically renewed for successive two (2) year terms, unless and until either party gives the other at least ninety (90) days written notice before the end of the then-current term of his intent not to renew.

                                 SECTION FOUR
                           COMPENSATION OF EMPLOYEE

     Employer shall pay Employee, and Employee shall accept from Employer, in full payment for all of the Employee's services hereunder, an annual base salary of one hundred and seventy-five thousand dollars ($175,000). Such salary shall be payable at the same intervals as the other hourly and salaried employees of the Employer are paid and shall be subject to customary withholding taxes and other employment taxes as required by law. Employee acknowledges and agrees that he is an "exempt" employee under federal employment laws and that to the extent he is required to devote more than forty (40) hours per week or eight (8) hours per day to the performance of his duties hereunder, additional "overtime" compensation shall not be paid by the Employer and Employee shall have no right to same. Any increase or decrease in the annual salary specified herein must be approved in writing by Employer's Board of Directors and Employee.

     In addition to the aforementioned base salary, the Employer shall pay the Employee a performance bonus targeted at fifty thousand dollars ($50,000) per year, payable semi-annually in twenty-five thousand dollar ($25,000) increments. The payment of the bonus shall be based on the Employee's successful completion of certain objectives to be defined and mutually agreed to in writing by the Employee and the Board of Directors.

                                  SECTION FIVE
                   FACILITIES AND EXPENSES/ADDITIONAL BENEFITS

     (a) FACILITIES AND EXPENSES. The Employee shall be provided with an office, secretarial and technical help, and such other facilities and services as may be suitable to his position and adequate for the performance of his duties. The Employee is encouraged and expected, from time to time, to incur reasonable expenses for promoting the business of the Employer, including expenses for civic club membership and participation, entertainment, travel, and similar items. The cost of such activities, shall be at the expense of the Employer unless, because of unusual circumstances, the Board of Directors of the Employer shall determine that such activities of the Employee should not be authorized as an expense of the Employer.

     (b) ADDITIONAL BENEFITS. The Employee shall have the right to receive and participate in any additional "fringe benefits", which may from time to time be made available by the Board of Directors to the Employer's executive officers, including, but not limited to, health and accident insurance, disability insurance or other insurance programs for the Employer's executive officers and their families and any pension or profit-sharing plans and stock option plans.

                                  SECTION SIX
                              VACATION/SICK LEAVE

     (a) VACATION. Employee shall accrue paid vacation days during each full month of employment at the rate of one and onequarter (1.25) days for each month worked. In addition, the Employee shall be entitled to such paid holidays as Employer may approve. Upon the termination of this Agreement and Employee's employment hereunder, Employee shall receive payment for any vacation days earned during the year of termination which had not been used by the Employee; provided, however, that unused days of vacation may not be carried over and accumulated from one year to another.

     (b) SICK. The Employee shall be entitled to ninety (90) calendar day(s) of paid sick leave because of sickness or accident (not otherwise resulting in the Employee's becoming "permanently disabled" as that term is defined in Section Twelve below) without any adjustment in his salary. Upon request of Employer, Employee will provide written doctor certification to substantiate sick leave days used. Unused sick leave may neither be carried over from one year to another nor used for additional vacation.

                                 SECTION SEVEN
                                OTHER EMPLOYMENT

     Employee shall devote his full and undivided time, attention, knowledge and skills solely to the Employer's business-during such hours as may be designated by Employer from time to time during the term of this Agreement.

                                 SECTION EIGHT
                    RECOMMENDATIONS FOR IMPROVING OPERATIONS

     Employee shall make available to Employer all information, suggestions, and recommendations which Employee may have that may benefit Employer in the conduct of its business.

                                 SECTION NINE
                     TRADE SECRETS/COVENANT NOT TO COMPETE

     (a) Employee acknowledges that the business of Employer is a unique and unusual business consisting of the development, manufacture, and marketing of electronic casino, accounting, game monitoring and game promotion systems; that the information which Employer has developed and will develop in its business is not readily accessible to the public or its competitors and the disclosure thereof would be harmful to Employer, and that the Employee in the performance of his duties will have available to him all of Employer's confidential information and if any such information is disclosed, such disclosure would be extremely harmful to Employer and give an advantage to its competitors.

     Employee acknowledges that Employee will come into contact with and have access to confidential matters and confidential information and "know-how" pertaining to Employer's methods of operation, future products, formulations, product research, product tests, marketing and development in its business.

     Employee acknowledges that the formulas, documents and other information disclosing the confidential information are not under lock and key during regular business hours because of extensive use by Employer and its employees, including the Employee, and that because of such access, Employer is relying upon the Employee's good faith in the use and handling of such documents to insure that they are not used improperly or to the disadvantage of Employer.

     Employee shall not, during the term of this Agreement or at any time thereafter, divulge, furnish or make accessible to anyone (other than in the regular course of Employer's business) any knowledge or information with respect to any confidential information concerning the business, methods of operation, products and other aspects of the business of Employer as now or hereafter conducted.

     All inventions, work products notebooks, ideas and other matters created by Employee in the performance of his duties hereunder, whether or not the same are capable of being patented or copyrighted, shall be the exclusive property of Employer, and Employee shall have no rights of any nature thereto. Employee agrees to execute whatever documents Employer may reasonably require to confirm the foregoing.

     (b) Employee may not, during the term hereof, be engaged or interested in any manner, directly or indirectly, as a partner, owner, officer, director, stockholder, advisor, employee, agent or in any other capacity, in any other activity, business or entity which, in whole or in part, is competitive with or substantially similar to Employer's business. Furthermore, for a period of one (1) year from the date of the termination of this Agreement, Employee may not be engaged or interested in any manner, directly or indirectly, as a partner, owner, officer, director, stockholder, advisor, employee, agent or in any other capacity, in any business, firm, corporation, association, partnership or other entity, which, in whole or in part, is competitive with or substantially similar to Employer's business in any state in which the Employer's sale of merchandise or services, or both, generated at least ten percent (10%) of the Employer's gross revenue for the twelve month period ending at the end of the month immediately preceding the date of such termination. For example, if this agreement were terminated as of the date hereof, the territorial scope of the one year non-competition covenant would, be as follows: Nevada, Colorado, and Wisconsin. In the event the provisions of this section 9(b) should be deemed to exceed the time or geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitation permitted by applicable law.

     (c) Employee will not employ or associate in a business relationship with (i) any other employee of Employer, or (ii) any person who shall have been an employee of Employer within the six (6) month period prior to the date of expiration or termination of this Agreement or who shall have been in the employ of Employer six (6) months after the date of the expiration or termination of this agreement.

                                  SECTION TEN

             EMPLOYEE'S OBLIGATION AFTER TERMINATION OF THIS AGREEMENT

     All of the Employee's obligations and liabilities under Sections Two, Nine (a), and Fourteen through Twenty-Seven of this Agreement shall survive the expiration or termination of this Agreement and shall remain in full force and effect even after the termination of Employee's employment.

                                SECTION ELEVEN

                               INJUNCTIVE RELIEF

     Employer shall be entitled to injunctive and/or other equitable relief to prevent or remedy a breach of any of the provisions of this Agreement (including any of the provisions of Section Nine hereof) and to secure their enforcement, in addition to all other remedies or damages as may be available to Employer at law or in equity; all of which shall be deemed to be cumulative as provided in Section Twenty-Four below.

                                SECTION TWELVE

                                  TERMINATION

     (a) The Employer, at any time, may terminate this Agreement, WITHOUT CAUSE, upon One Hundred Eighty (180) days' written notice to the Employee, and the Employer shall only be obligated to continue to pay the Employee the base salary compensation due him and a pro-rated portion of any bonuses in effect under this Agreement up to the date of termination together with such amount as may be due under Section Six hereof.

     (b) The Employee, at any time, may terminate this Agreement WITHOUT CAUSE, upon Sixty (60) days' written notice to the Employer, and Employer shall be obligated only to continue to pay the Employee the compensation due him under this Agreement up to the date of termination together with such amount as may be due under Section Six hereof.

     (c) Employer shall have the right to immediately and without notice terminate this Agreement and Employee's employment hereunder in the event of any fraud, embezzlement, dishonesty or other illegal act by Employee which adversely effects Employer or in the event Employee is deemed unsuitable by any governmental licensing authority having jurisdiction over the Employer and shall be entitled to such further remedies and damages as may be available at law or in equity.

     (d) In the event of a breach or evasion by either party of any of the terms of this Agreement, which has not been cured within thirty (30) days after written notice specifying such breach or evasion has been given by the non-breaching party, the non-breaching party thereupon may immediately and without further notice, terminate this Agreement and shall be entitled to such further remedies or damages as may be available at law or in equity.

     (e) If the event of the Employee's death during the term of this Agreement, this Agreement shall terminate immediately and without notice, and the Employee's estate shall be entitled to receive only the compensation due the Employee under this Agreement up to the date of termination together with such amount as may be due under Section Six hereof.

     (f) This Agreement shall also terminate after 90 days notification to the Employee by the Employer, unless otherwise agreed by the Employer's Board of Directors, in the event the Employee shall become permanently disabled (i.e. shall have been continuously unable or unwilling to perform his material duties hereunder for at least seventy-five percent (75%) of the time during any consecutive six (6) month period, because of ill health, physical or mental disability or for any cause beyond his control).

                               SECTION THIRTEEN

                            (THIS SECTION NOT USED.)


                               SECTION FOURTEEN

                                 HOLD HARMLESS

     (a) Employee shall indemnify, defend and hold Employer harmless from and against any and all claims, damages, losses, liabilities, actions, expenses and other obligations and responsibilities of whatsoever kind or nature, including, without limitation, all legal fees and costs, arising out of or connected with, directly or indirectly, (i) Employee's breach or evasion of any of his obligations under this Agreement or (ii) Employee's negligence or willful misconduct in the performance of any of his Employee minimum duties and responsibilities hereunder.

     (b) Employer shall indemnify, defend and hold Employee harmless from and against any and all claims, damages, losses, liabilities, actions, expenses and other obligations and responsibilities of whatsoever kind or nature, including, without limitation, all legal fees and costs, arising out of or connected with, directly or indirectly, Employer's breach or evasion of any of its obligations under this Agreement.

                                 SECTION FIFTEEN

                                 ENTIRE AGREEMENT

     This Agreement contains the complete agreement concerning the employment arrangement between the parties and shall as of the effective date hereof, supersede all other prior agreements between the parties. Neither party has relied on any prior representations in entering into this Agreement.

                                 SECTION SIXTEEN

                             MODIFICATION OF CONTRACT

     No cancellation, waiver, alteration or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith, and no evidence of any cancellation, waiver, alteration or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such cancellation, waiver, alteration or modification is in writing, duly executed as aforesaid. The parties further agree that the provisions of this Section may not be waived except as herein set forth and that any oral or implied agreement which conflicts with any of the foregoing shall be void, unenforceable and of no force and effect.

                                SECTION SEVENTEEN

                              SEVERABILITY OF TERMS

     If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, covenants, conditions and provisions of this Agreement shall nevertheless remain in full force and effect, provided that the invalidity, illegality or unenforceability of such term or provision does not materially impair either (i) the parties' ability to consummate, or (ii) the economic substance of, the transaction contemplated hereby. If the invalidity, illegality or unenforceability of any term or other provision materially impairs either (i) the parties' ability to consummate the transaction in the manner contemplated hereby, or (ii) the economic substance of the transaction and the parties hereto shall, if at all possible, amend this Agreement so as to effect the original intention of the parties to the fullest extent.

                                SECTION EIGHTEEN

                                   ASSIGNMENT

     The parties agree that the services covered by this Agreement are strictly personal and that this Agreement is not assignable or transferable by Employee or Employer either voluntarily or by operation of law without the prior written consent of the other party.

                                SECTION NINETEEN

                                     NOTICES

     All notices, requests, approvals, demands or other communication of any kind which any party may be required or may desire to serve on the other in connection with this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if:

     (a) personally delivered with proof of delivery thereof (any notice so delivered shall be deemed to have been received at the time so delivered),

     (b) sent by Federal Express (or other similar overnight courier) designating early morning delivery (any notice so delivered shall be deemed to have been received on the next Business Day following receipt by the courier),

     (c) sent by United States registered or certified mail, return receipt requested, postage prepaid, at a post office regularly maintained by the United States Postal Service (any notice so sent shall be deemed to have been received two (2) Business Days after mailing in the United States), or,

     (d) sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted and the telephone number of the recipient's telecopier of facsimile machine (with a copy thereof sent in accordance with subparagraphs (a),(b),(c) above) (any notice so delivered shall be deemed to have been received (i) on the date of transmission, if so transmitted before 5:30 p.m. (local time of the recipient) on a Business Day, or (ii) on the next Business Day, if so transmitted on or after 5:30 p.m. (local time of the recipient) on a Business Day or if transmitted on a day other than a Business Day), addressed to the parties at their respective addresses designated below.

     All notices shall be addressed to the parties at the addresses as set forth below. Either party may, by notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices, but notice of a change of address shall only be effective upon receipt.

     If to Employer:

          Acres Gaming, Inc
          815 N.W. 9th Street
          Corvallis, OR 97330

     If to Employee:
          Joseph A. Huseonica
          1976 Palisades Terrace Drive
          Lake Oswego, OR 97034


                               SECTION TWENTY
                               --------------
                         JURISDICTION/ATTORNEY'S FEES

     If legal action is initiated relative to this Agreement or the rights or obligations of any party hereunders, the parties hereto stipulate and agree that such action must seek only the remedies available to the parties hereunder and must be initiated, maintained and continued in Clark County, Nevada. The nonprevailing parties in such action shall pay reasonable attorneys' fees to the prevailing parties, with the amounts to be determined by the court, or the arbitrators, in said action.

                             SECTION TWENTY-ONE
                             ------------------
                               BINDING EFFECT

     This Agreement shall be binding upon and inure to the benefit of Employee and Employer and their respective heirs, executors, administrators, successors and permitted assigns (if any).

                             SECTION TWENTY-TWO
                             ------------------
                                 CAPTIONS

     Captions of the Sections of this Agreement are for convenience of reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of the provisions of this Agreement.

                             SECTION TWENTY-THREE
                             --------------------
                               WAIVER OF BREACH

     No waiver of any breach of any of the terms Of provisions of this Agreement shall be, or be construed to be, a waiver of any preceding or succeeding breach of the same or any other provision hereof.

                             SECTION TWENTY-FOUR
                             -------------------
                              CUMULATIVE RIGHTS

     No failure on the part of the Employer to exercise, and no delay in exercising, any right, power, privilege or remedy granted herein shall operate as a waiver thereof; nor shall any single or partial exercise of any such right power or privilege preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies which Employer shall otherwise have at law or equity.

                             SECTION TWENTY-FIVE
                             -------------------
                                CHOICE OF LAW

     It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be governed by and construed in accordance with and pursuant to the laws of the State of Nevada and that in any action, special proceeding or other proceeding that may be brought arising our of, in connection with, or by reason of this Agreement, the laws of the State of Nevada shall be a applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

                             SECTION TWENTY-SIX
                             ------------------
                         GENDER, NUMBER, DISCRETION

     Masculine, feminine and neuter pronouns shall be substituted freely for each other, and the plural and singular forms of pronouns shall be substituted freely for each other in any provision of this Agreement in which the context appropriately requires such substitution. All article, sections, paragraph and exhibit references used in this Agreement are to this Agreement unless otherwise specified. Any reference herein to time of day refers to local time in Las Vegas, Nevada. Unless the context of this Agreement clearly requires otherwise, (i) the words "includes" or "including" shall mean "including without limitation," and (ii) the words "hereof", "herein", "hereunder", and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear. Currency amounts referenced herein are in United States Dollars. Reference in this Agreement to the "discretion" of a party means the party's sole and absolute discretion and shall not be subject to any external standards, including but not limited to, any standard of custom, "good faith" or reasonableness.

                             SECTION TWENTY-SEVEN
                             --------------------
                                 ARBITRATION

     All claims, disputes and questions whatsoever except those requiring an equitable remedy (e.g. an injunction against a breach of any restrictive covenant in Section Nine hereof), which shall arise either during the term of this Agreement or afterward between the parties hereto or their respective representatives, relating to this Agreement, or the construction or application hereof, or any other matter in any way relating to the rights, duties, and liabilities of either party hereunder, shall be referred to a board of arbitration as follows: Each party shall select one arbitrator, within ten
(10) calendar days of its receipt of a written demand therefor, and these two arbitrators so chosen shall within ten (10) calendar days of their appointment, appoint a third arbitrator, and said arbitrators shall, by majority decision within sixty (60) calendar days thereafter, determine the matter in dispute. Said arbitrators shall be bound by the terms of this Agreement and such arbitration shall, be conducted in accordance with the Uniform Arbitration Act as has been adopted in Chapter 38 of the Nevada Revised Statutes and as may be amended from time to time. Such determination shall be final and binding upon the parties. Judgment may be entered upon such determination and may be specifically enforced in accordance with applicable law in any court having jurisdiction thereof. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, witness and counsels fees and provided further that any award shall include a prevailing party's costs, including a reasonable counsel's fee.

     THE UNDERSIGNED EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THE FOREGOING AGREEMENT AND FULLY UNDERSTANDS THE MEANING AND CONSEQUENCES OF EACH AND EVERY TERM CONTAINED HEREIN. THE UNDERSIGNED EMPLOYEE FURTHER ACKNOWLEDGES THAT, TO THE EXTENT DEEMED APPROPRIATE, HE HAS EMPLOYED AND CONSULTED WITH HIS OWN COUNSEL CONCERNING THIS AGREEMENT AND HAVING CONSIDERED SUCH LEGAL ADVICE, HE HAS EXECUTED IT AS HIS FREE AND VOLUNTARY ACT AND DEED.

     IN WITNESS WHEREOF, the parties have executed this Agreement at Corvallis, Oregon, as of the date above written.


"EMPLOYEE"                           "EMPLOYER"
                                     Acres Gaming, Inc., a Nevada Corporation


/s/ JOSEPH A. HUSEONICA              By:  JOHN F. ACRES
- -----------------------------             ------------------------------
Joseph A. Huseonica                       John F. Acres
                                     Its: Director